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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 31, 2000
                                 Date of Report
                        (Date of earliest event reported)

                           ALLIED CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                 (State or other jurisdiction of incorporation)


        0-22832                                      52-1081052
 (Commission File No.)                  (IRS Employer Identification Number)


                         1919 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20006
                    (Address of Principal Executive Offices)

                                 (202) 331-1112
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        Allied Capital Corporation, a Maryland Corporation ("Allied Capital") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Allied Capital, BLC Financial Services, Inc., a Delaware corporation ("BLC"), and Allied Capital B Sub Corporation, a Delaware corporation ("Merger Sub") dated as of October 31, 2000, pursuant to which it was proposed that Merger Sub, a wholly owned subsidiary of Allied Capital, would merge with and into BLC, with BLC surviving as an independently managed portfolio company of Allied Capital (the "Merger"). The Merger Agreement and the Merger were submitted to BLC shareholders at a special meeting, and were both approved. A certificate of merger was filed with the Secretary of State of the State of Delaware, and the Merger was effective on December 31, 2000.

        Pursuant to the Merger, each outstanding share of common stock of BLC will be converted into 0.180 shares of Allied Capital common stock. The Merger is intended to be a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

        As more fully described in the Proxy Statement/Prospectus, pursuant to voting and support agreements, certain shareholders of BLC agreed to vote for the Merger and for matters designed to facilitate the Merger. In addition, the shareholders party to the voting and support agreements have agreed not to trade the shares of Allied Capital received in the Merger for a period of 90 days following the closing of the Merger.

        As further described in the Proxy Statement/Prospectus, Robert F. Tannenhauser, Peter D. Blanck, Richard Blanck and Jennifer Goldstein will continue to own collectively 5.1% of BLC common stock after the Merger. In addition, Robert Tannenhauser will continue as Chief Executive Officer of BLC after the Merger, and Jennifer Goldstein will continue as Chief Financial Officer of BLC after the Merger. Robert Tannenhauser and Jennifer Goldstein have entered into employment agreements with the surviving entity.

        To facilitate the Merger, Allied Capital purchased, in a separate transaction, all of the shares of Futuronics Corporation, a corporate shareholder of BLC ("Futuronics"), for $9.1 million in cash.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        EXHIBITS.

2 Agreement and Plan of Merger between Allied Capital Corporation, BLC Financial Services, Inc., and Allied Capital B Sub Corporation dated as of October 31, 2000 (Incorporated by reference to Appendix A of the Proxy Statement/Prospectus on Form N-14 filed on November 8, 2000, as amended (File No. 333-49506) (the "Proxy Statement/Prospectus")).

99.1 Press Release of Allied Capital Corporation dated January 2, 2001 announcing the effectiveness of the Merger.



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   January 9, 2001                ALLIED CAPITAL CORPORATION

                                       By:       /s/ Penni F. Roll
                                       ---------------------------
                                       Penni F. Roll
                                       Executive Vice President and
                                       Chief Financial Officer


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
2                   Agreement and Plan of Merger between Allied Capital Corporation, BLC
                    Financial Services, Inc., and Allied Capital B Sub Corporation dated as of October 31, 2000 (Incorporated by reference to Appendix A of the
                    Proxy Statement/Prospectus on Form N-14 filed on November 8, 2000, as amended (File No. 333-49506) (the "Proxy Statement/Prospectus")).

99.1                Press Release of Allied Capital Corporation dated January 2, 2001 announcing the effectiveness of the Merger.